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                                                                    EXHIBIT 2.7

                               FORM OF TAX NOTE
                               ----------------

                         FOR OTHER PRIORITY TAX CLAIMS
                         -----------------------------


  THIS NOTE HAS NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. THIS NOTE MAY BE OFFERED OR SOLD
  ONLY IF REGISTERED UNDER SAID ACT AND SUCH LAWS OR IF AN EXEMPTION FROM SUCH
                           REGISTRATION IS AVAILABLE.

                     ______________________________________


$__________                                                    ___________, 199_


          FOR VALUE RECEIVED, the undersigned, Bradlees Stores, Inc., a Massachusetts corporation (the "Company"), hereby covenants and promises to pay __________ (the "Holder"), the principal sum of ________ Dollars ($________) on
__________, ______ (the "Maturity Date") in equal quarterly installments, together with interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid principal amount accruing after the earlier of (a) the Effective Date and (b) February 1, 1999, at a rate of nine percent (9%) per annum, also payable annually on the same date as principal is paid hereon.

          The first payment shall be due on the latest of: (i) 90 days after the Effective Date, (ii) 90 days after the date on which an order allowing the Other Priority Tax Claim of the Holder becomes a Final Order, and (iii) such other date that is agreed upon by the Holder and the Company. Upon payment in full, this Note shall be cancelled and returned to the Company.

          This Note is one of the Tax Notes referred to in the Joint Plan of Reorganization of Bradlees Stores, Inc. and Affiliates under Chapter 11 of the Bankruptcy Code confirmed by the United States Bankruptcy Court, Southern District of New York on __________, 199_ (the "Plan"). Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Plan.

          The Company shall have the right to prepay this Note, in whole or in part, at any time or from time to time after the Effective Date, without premium or penalty.

          Payments of principal and interest shall be made in lawful currency of the United States of America by wire transfer of immediately available funds to the account of __________ at __________, or in such other manner or such other place in the United States of America as the Holder shall designate to the Company in writing.

          Any notice or communication shall be sufficiently given if in writing and delivered in person or mailed by first-class mail addressed, if to the Company, to Bradlees Stores, Inc., One Bradlees Circle, P.O. Box 9051, Braintree, Massachusetts 02184-9051, Attn: General Counsel, and if to the Holder, to ___________________________. The Company or the Holder by notice to the other may designate additional or different addresses for subsequent
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notices or communications.

          If a payment date is a legal holiday for banks at a place of payment, payment may be made at that place on the next succeeding day that is not a legal holiday for banks, and no interest shall accrue for the intervening period.

          Upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the Holder or his attorney duly authorized in writing, a new Note will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company shall treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

          Except to the extent the Plan otherwise provides, a director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under this Note or for any claim based on, in respect of or by reason of such obligation or their creation.

          This Note has been executed in the State of New York and is governed by and is to be interpreted in accordance with the laws of the State of New York, without regard to the law thereof with respect to conflict of laws.

          IN WITNESS HEREOF, the Company has executed and delivered this Note as of the date first written above.


                                   BRADLEES STORES, INC.



                                   By:
                                   Name:
                                   Title: